CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Prospectus Supplement of Block Mortgage Finance Inc. relating to Asset-Backed Certificates, Series 1999-1, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Report of Experts".


                               /s/ PricewaterhouseCoopers LLP
                               ___________________________________________
                               PricewaterhouseCoopers LLP


January 19, 1999